Exhibit 99

MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC,
its General Partner

By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019

MHR INSTITUTIONAL ADVISORS III LLC

By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019

MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Managing Principal

Address:	40 West 57th Street 24th Floor New York, NY 10019